EXECUTION ORIGINALS

       FOURTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN, EQUIPMENT LINE OF
                         CREDIT AND SECURITY AGREEMENT

      THIS FOURTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN, EQUIPMENT LINE OF CREDIT AND SECURITY AGREEMENT (this "Agreement") is entered into August 24, 2007 by and among AIR INDUSTRIES MACHINING, CORP. (as successor by merger with Gales Industries Acquisition Corp., Inc.), a corporation organized under the laws of the State of New York ("Air"), SIGMA METALS, INC. (as successor by merger with GMS Sub, Corp.), a corporation organized under the laws of the State of New York ("Sigma" and collectively with Air, the "Borrower"), WELDING METALLURGY, INC. (as successor by merger with WMS MERGER CORP.), a corporation organized under the laws of the State of New York ("WM"), AIR INDUSTRIES GROUP, INC. (f/k/a Gales Industries Incorporated), a corporation organized under the laws of the State of Delaware ("Air Group" and collectively with the Borrower and WM, the "Obligor"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

                                    RECITALS

      Whereas, Borrower and PNC entered into a certain Revolving Credit, Term Loan, Equipment Line of Credit and Security Agreement dated November 30, 2005 (which has been, is being and may be further amended, replaced, restated, modified and/or extended, the "Loan Agreement"); and

      Whereas, Obligor and PNC have agreed to modify the terms of the Loan Agreement as set forth in this Agreement by, among other things, adding WM and Air Industries Group, Inc. (f/k/a Gales Industries Incorporated) each as a guaranteeing entity under the Loan Agreement and the Other Documents.

      Now, therefore, in consideration of PNC's continued extension of credit and the agreements contained herein, the parties agree as follows:

                                    AGREEMENT

1) ACKNOWLEDGMENT OF BALANCE. Borrower acknowledges that the most recent statement of account sent to Borrower with respect to the Obligations is correct.

2)    MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

      (a) Welding Metallurgy, Inc., a corporation organized under the laws of the State of New York, and Air Industries Group, Inc. (f/k/a Gales Industries Incorporated), a corporation organized under the laws of the State of Delaware, are hereby added as guaranteeing entities under the Loan Agreement and the Other Documents.

      (b) The following definitions in Section 1.2 of the Loan Agreement are hereby deleted, and are replaced to read as follows:

      "Acquisition Agreement" shall mean, collectively, (i) that certain Stock Purchase Agreement including all exhibits and schedules thereto dated as of July 25, 2005 by and among Gales Industries Incorporated, as buyer (the "Original Buyer" and "Gales"), and Air Industries Machining, Corp., Luis Peragallo, Jorge Peragallo, Peter Rettalliata and Dario Peragallo, as sellers (collectively, the "Air Industries Seller"), as amended, restated, modified and/or replaced from time to time, and as assigned by the Original Buyer in favor of Gales Industries Acquisition Corp., Inc. (the "Air Industries Buyer"), (ii) that certain Stock Purchase Agreement including all exhibits and schedules thereto dated as of January 2, 2007 by and among Gales, as buyer, and Sigma Metals, Inc., George Elkins, Carole Tate and Joseph Coonan, as sellers (collectively, the "Sigma Seller"), as amended, restated, modified and/or replaced from time to time, and as assigned by Gales in favor of GMS Sub, Corp. (the "Sigma Buyer") and (iii) that certain Stock Purchase Agreement including all exhibits and schedules thereto dated as of March 9, 2007 by and among Air Industries Group, Inc. ("Air Group") (f/k/a Gales), as buyer, and John Gantt and Lugenia Gantt, as sellers (collectively, the "WM Seller" and collectively with the Air Industries Seller and the Sigma Seller, the "Seller"), as amended, restated, modified and/or replaced


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                                                             EXECUTION ORIGINALS

      from time to time, and as assigned by Gales in favor of the Borrower (the "WM Buyer" and collectively with the Air Industries Buyer and the Sigma Buyer, the "Buyer").

      "Capitalized Lease Obligation" shall mean any Indebtedness of Obligor represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

      "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Obligor to a Person who is not an Original Owner or (b) any merger or consolidation of or with Obligor or sale of all or substantially all of the property or assets of Obligor. For purposes of this definition, "control of Obligor" shall mean the power, direct or indirect (x) to vote 50% or more of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of Obligor or (y) to direct or cause the direction of the management and policies of Obligor by contract or otherwise.

      "Change of Ownership" shall mean (a) 50% or more of the Equity Interests of Obligor is no longer owned or controlled by (including for the purposes of the calculation of percentage ownership, any Equity Interests into which any Equity Interests of Obligor held by any of the Original Owners are convertible or for which any such Equity Interests of Obligor or of any other Person may be exchanged and any Equity Interests issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) a Person who is an Original Owner or (b) any merger, consolidation or sale of substantially all of the property or assets of Obligor.

      "Collateral" shall mean and include:

            (a)   all Receivables;

            (b)   all Equipment;

            (c)   all General Intangibles;

            (d)   all Inventory;

            (e)   all Investment Property;

            (f)   all Real Property;

            (g)   all Subsidiary Stock;

            (h)   the Leasehold Interests;

            (i) all of Obligor's right, title and interest in and to, whether now owned or hereafter acquired and wherever located, (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Obligor's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Obligor from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) all of Obligor's contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by Obligor, all real and personal property of third


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                               EXECUTION ORIGINALS

                  parties in which Obligor has been granted a lien or security interest as security for the payment or enforcement of Receivables; (viii) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all supporting obligations; and (x) any other goods, personal property or real property now owned or hereafter acquired in which Obligor has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and Obligor;

            (j) all of Obligor's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Obligor or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g), (h) or (i) of this Paragraph; and

      all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

      "Eligible Inventory" shall mean and include Inventory of the Borrower, specifically including work in process, valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Encumbrance). In addition, Inventory shall not be Eligible Inventory if it
      (i) does not conform to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof,
      (ii) is in transit, (iii) is located outside the continental United States or at a location that is not otherwise in compliance with this Agreement,
      (iv) constitutes Consigned Inventory, (v) is the subject of an Intellectual Property Claim; (vi) is subject to a License Agreement or other agreement that limits, conditions or restricts Borrower's or Agent's right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement; or (vii) or is situated at a location not owned by Borrower unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement. Eligible Inventory shall include all Inventory in-transit for which title has passed to Borrower, which is insured to the full value thereof and for which Agent shall have in its possession (a) all negotiable bills of lading properly endorsed and (b) all non-negotiable bills of lading issued in Agent's name.

      "Equipment" shall mean and include all of Obligor's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

      "General Intangibles" shall mean and include all of Obligor's general intangibles, whether now owned or hereafter acquired, including all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Obligor to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).


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                                                             EXECUTION ORIGINALS

      "Intellectual Property Claim" shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that Obligor's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

      "Inventory" shall mean and include all of Obligor's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Obligor's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

      "Inventory Sublimit" shall mean $8,250,000.

      "Investment Property" shall mean and include all of Obligor's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

      "Leasehold Interests" shall mean all of Obligor's right, title and interest in and to the premises set forth on Schedule 1.2(a) attached hereto.

      "License Agreement" shall mean any agreement between Obligor and a Licensor pursuant to which Obligor is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of Obligor or otherwise in connection with Obligor's business operations.

      "Licensor" shall mean any Person from whom Obligor obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with Obligor's manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with Obligor's business operations.

      "Licensor/Agent Agreement" shall mean an agreement between Agent and a Licensor, in form and content satisfactory to Agent, by which Agent is given the unqualified right, vis-a-vis such Licensor, to enforce Agent's Liens with respect to and to dispose of Obligor's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of Obligor's default under any License Agreement with such Licensor.

      "Maximum Loan Amount" shall mean $15,830,090 less repayments of the Term Loan, the Converted Equipment Loans and Equipment Loans.

      "Maximum Revolving Advance Amount" shall mean $14,000,000.

      "Multiple Employer Plan" shall mean a Plan which has two or more contributing sponsors (including the Obligor or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

      "Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Obligor to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan,


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                                                             EXECUTION ORIGINALS

      equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agent's or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Obligor's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or Lenders and Obligor and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of Obligor to Agent or Lenders to perform acts or refrain from taking any action.

      "Other Documents" shall mean the Note, the Guaranty, the Mortgage, the Assignment of Rents, Leases and Profits, the Environmental Indemnity Agreement, any Lender-Provided Interest Rate Hedge and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

      "Ordinary Course of Business" shall mean the ordinary course of Obligor's business as conducted on the Closing Date.

      "Original Owners" shall mean (i) with regard to the Borrower, Air Group, and (ii) with regard to WM, the Borrower.

      "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Obligor; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (f) Liens arising by virtue of the rendition, entry or issuance against Obligor or any Subsidiary, or any property of Obligor or any Subsidiary, of any judgment, writ, order, or decree for so long as each such Lien (a) is in existence for less than 20 consecutive days after it first arises or is being Properly Contested and
      (b) is at all times junior in priority to any Liens in favor of Agent; (g) mechanics', workers', materialmen's or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being contested in good faith by Obligor; (h) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Obligor and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (i) other Liens incidental to the conduct of Obligor's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent's or Lenders' rights in and to the Collateral or the value of Obligor's property or assets or which do not materially impair the use thereof in the operation of Obligor's business; and (j) Liens disclosed on Schedule 1.2.


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                                                             EXECUTION ORIGINALS

      "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan), maintained for employees of Obligor or any member of the Controlled Group or any such Plan to which Obligor or any member of the Controlled Group is required to contribute on behalf of any of its employees.

      "Real Property" shall mean all of Obligor's right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto.

      "Receivables" shall mean and include, as to Obligor, all of Obligor's accounts, contract rights, instruments (including those evidencing indebtedness owed to Obligor by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to Obligor arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

      "Subsidiary Stock" shall mean all of the issued and outstanding Equity Interests of any Subsidiary owned by the Obligor (not to exceed 65% of the Equity Interests of any Foreign Subsidiary).

      "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of Obligor or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in
      Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Obligor or any member of the Controlled Group from a Multiemployer Plan.

      (c) The following definitions are hereby added to Section 1.2 of the Loan Agreement to read as follows:

      "Air Group" shall mean Air Industries Group, Inc., a corporation organized under the laws of the State of Delaware, f/k/a Gales Industries Incorporated.

      "Fourth Amendment Closing Date" shall mean August 24, 2007.

      "Guarantor" shall mean Air Group, WM and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

      "Guaranty" shall mean any guaranty of the obligations of Borrower executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders.

      "Obligor" shall mean, collectivley, the Borrower, Air Group and WM.

      "Steel City Subordinated Credit Facility" means that certain credit facility extended by Steel City Capital Funding ("Steel City") and any future lending institutions which may be added from time to time thereunder, in the maximum principal amount of $4,500,000 as evidenced by a certain Term Loan and Security Agreement by and among the Borrower, WM and Steel City dated August __, 2007 which is subordinate to the credit facilities extended by the Lenders pursuant to this Agreement and the Loan Documents, together with any replacement Subordinated Debt secured by the Obligors on terms reasonably satisfactory to the Lenders and subordinated pursuant to a Subordination Agreement.


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                                                             EXECUTION ORIGINALS

      "Subordinated Debt" shall mean the Indebtedness evidenced by the Subordinated Loan Documentation.

      "Subordinated Loan Documentation" shall mean the Subordination Agreement, the Subordinated Note and other documents with regard thereto.

      "Subordinated Note" means, collectively, the promissory notes issued from time to time to evidence the Borrower's and WM's indebtedness under the Steel City Subordinated Credit Facility.

      "Subordination Agreement" means that certain Subordination and Intercreditor Agreement by and among the Obligor, the Agent for the Lenders and Steel City dated August 24, 2007.

      "WM" shall mean Welding Metallurgy, Inc., a corporation organized under the laws of the State of New York.

      (d) Section 5.17 of the Loan Agreement is deleted, and is replaced by a new Section 5.17 to read as follows:

            5.17 Disclosure. No representation or warranty made by Obligor in this Agreement, the Subordinated Loan Documentation or in the Acquisition Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to Obligor or which reasonably should be known to Obligor which Obligor has not disclosed to Agent in writing with respect to the transactions contemplated by the Subordinated Loan Documentation, the Acquisition Agreement or this Agreement which could reasonably be expected to have a Material Adverse Effect.

      (e) Section 5.18 of the Loan Agreement is deleted, and is replaced by a new Section 5.18 to read as follows:

            5.18 Delivery of Subordinated Loan Documentation and Acquisition Agreement. Agent has received complete copies of the Subordinated Loan Documentation and the Acquisition Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

      (f) Section 6.5 of the Loan Agreement is deleted, and is replaced by a new
      Section 6.5 to read as follows:

            6.5 Financial Covenants.

                  (a) Tangible Net Worth. Maintain at all times a Tangible Net Worth in an amount not less than (i) $9,500,000 as of the Fourth Amendment Closing Date and from the Fourth Amendment Closing Date through and including December 30, 2007 and (ii) as of December 31, 2008, an amount equal to the Borrower's Tangible Net Worth for the fiscal year ended December 31, 2007 plus an amount equal to fifty (50%) percent of the Borrower's Net Income for fiscal year ending December 31, 2008, which amount shall increase annually on December 31st of each year thereafter by not less than an amount equal to fifty (50%) percent of the Borrower's Net Income for the immediately ended fiscal year, tested annually on a consolidated basis.

                  (b) Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00, tested quarterly on a consolidated, rolling four quarter basis.


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                                                             EXECUTION ORIGINALS

      (g) Section 7.7 of the Loan Agreement is deleted, and is replaced by a new
      Section 7.7 to read as follows:

            7.7 Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Obligor (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Obligor provided, however, that from and after January 1, 2009, dividends may be paid in cash to the shareholders of the Obligor as long as (a) after taking said dividend into effect, Undrawn Availability is equal to or greater than $3,000,000 during the period commencing thirty (30) days prior to the date that such dividend is made and ending thirty (30) days after the date that such dividend is made, (b) no Default and/or Event of Default exists at the time of payment of any such dividend, and (c) no Default and/or Event of Default shall exist after giving effect to the payment of any such dividend.

      (h) Section 7.8 of the Loan Agreement is deleted, and is replaced by a new
      Section 7.8 to read as follows:

            7.8 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness incurred for Capital Expenditures permitted under Section 7.6 hereof; and (iii) Indebtedness due under the Subordinated Loan Documentation.

      (i) Section 7.21 of the Loan Agreement is deleted, and is replaced by a new Section 7.21 to read as follows:

            7.21 Other Agreements. Enter into any material amendment, waiver or modification of the Acquisition Agreement, the Subordinated Loan Documentation or any related agreements.

      (j) Section 7.23 is hereby added to the Loan Agreement to read as follows:

            7.23 Subordinated Note. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Subordinated Note, except as expressly permitted in the Subordination Agreement.

      (k) Section 9.5 of the Loan Agreement is deleted, and is replaced by a new
      Section 9.5 to read as follows:

            9.5 Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; ; (b) any event of default under the Subordinated Loan Documentation; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Subordinated Loan Documentation; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Obligor to a tax imposed by Section 4971 of the Code; (f) each and every default by Obligor which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of Obligor which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Obligor propose to take with respect thereto.

                                                             EXECUTION ORIGINALS

      (l) Section 9.10 of the Loan Agreement is deleted, and is replaced by a new Section 9.10 to read as follows:

            9.10 Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with (i) copies of such financial statements, reports and returns as Borrower shall send to its stockholders and (ii) copies of all notices, reports, financial statements and other materials sent pursuant to the Subordinated Loan Documentation.

      (m) Section 10.19 is hereby added to the Loan Agreement to read as follows:

            10.19 Subordinated Loan Default. An event of default has occurred under the Subordinated Loan Documentation, which default shall not have been cured or waived within any applicable grace period.

      (n) Section 15.9 of the Loan Agreement is deleted, and is replaced by a new Section 15.9 to read as follows:

            15.9 Expenses. All costs and expenses including reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its behalf or on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement, the Subordination Agreement or any consents or waivers hereunder or thereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Agent's or any Lender's rights hereunder, under the Subordination Agreement and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Borrower, any Guarantor or any Subordinated Lender or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement, the Subordination Agreement and all related agreements, documents and instruments, may be charged to Borrowers' Account and shall be part of the Obligations.

      (o) In Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11,
      4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 5.1, 5.2, 5.3, 5.6,
      5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.19, 5.20,
      5.21, 5.22, 5.23, 5.24, 5.25, 5.26, 6.2, 6.3, 6.4, 6.6, 6.8, 6.9, 6.11,
      7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.12, 7.13, 7.14, 7.15,
      7.16, 7.17, 7.18, 7.19, 7.20, 8.2, 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8,
      9.9, 9.10, 9.11, 9.12, 9.13, 9.14, 9.15, 9.16, 10.2, 10.3, 10.4, 10.5,
      10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16,
      10.17, 10.18, 11.1, 11.3, 12.1, 12.3, 13.1, 13.2, 14.2, 14.3, 14.6, 14.7,
      14.8, 14.11, 14.12, 15.1, 15.2, 15.3, 15.4, 15.5, 15.6, 15.7, 15.10,
      15.11, 15.15 and 15.16, the term "Borrower" is hereby replaced with the term "Obligor" throughout. Furthermore, in the opening phrase of Sections 5, 6, 7 and 9, the term "Borrower" is hereby replaced with the term "Obligor" throughout.

3) SCHEDULES. All revised schedules to the Loan Agreement attached hereto on Exhibit A replace the applicable existing schedules and are incorporated into the Loan Agreement and the other Loan Documents by reference.

4) CONSENT TO ACQUISITION. Notwithstanding anything to the contrary in the Loan Agreement and/or any Other Document, the Lenders hereby consent to the acquisition by the Borrower of all of the stock of WM from the WM Seller (the "WM Acquisition") provided, however, that the Borrower provides to the Agent for review copies of all acquisition documentation (including, but not limited to, the applicable Stock Purchase Agreement and all UCC and other searches against the WM Seller) and other materials evidencing the WM Acquisition, all in form and substance acceptable to the Agent (collectively, the "WM Acquisition Documents").

5) CONSENT TO SUBORDINATED INDEBTEDNESS. Notwithstanding anything to the contrary in the Loan Agreement and/or any Loan Document, the Lenders hereby consent to the Obligors entering

                                                             EXECUTION ORIGINALS

      into the Steel City Subordinated Credit Facility and the documents evidencing or securing the same and incurring the Subordinated Debt for the uses and purposes provided for therein provided, however, that (i) the Obligor provides to the Agent for review copies of all documentation evidencing the Steel City Subordinated Credit Facility, all in form and substance acceptable to the Agent (collectively, the "Steel City Subordinated Debt Documents"), (ii) the Agent for the Lenders and Steel City, as agent for certain other financial institutions, enter into a certain Subordination and Intercreditor Agreement in form and substance acceptable to the Agent, (iii) the maximum principal amount of the Obligor's obligations under the Steel City Subordinated Credit Facility does not exceed $4,500,000 at any time and (iv) the Obligor shall not repay in part from time to time and/or in full the principal obligations under the Steel City Subordinated Credit Facility.

6) CONSENT TO PLEDGE. Notwithstanding anything to the contrary in the Loan Agreement and/or any Loan Document, the Lenders hereby consent to (i) the pledge by the Borrower of all of the stock of WM to Steel City (the "WM Pledge") provided, however, that the Borrower provides to the Agent for review copies of all documentation applicable to the WM Pledge (including, but not limited to, the applicable Pledge Agreement, stock powers and stock transfers, and any other materials evidencing the WM Pledge, all in form and substance acceptable to the Agent (collectively, the "WM Pledge Documents") and (ii) the pledge by Air Group of all of the stock of each Borrower to Steel City (collectively, the "Borrower Pledge") provided, however, that Air Group provides to the Agent for review copies of all documentation applicable to the Borrower Pledge (including, but not limited to, the applicable Pledge Agreement, stock powers and stock transfers, and any other materials evidencing the Borrower Pledge, all in form and substance acceptable to the Agent (collectively, the "Borrower Pledge Documents").

7)    ACKNOWLEDGMENTS. Borrower acknowledges and represents that:

      (A) the Loan Agreement and Other Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

      (B) to the best of its knowledge, no default by the Agent or Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

      (C) all representations and warranties of the Borrower contained herein, in the Loan Agreement and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

      (D) Borrower has taken all necessary action to authorize the execution and delivery of this Agreement; and

      (E) this Agreement is a modification of an existing obligation and is not a novation.

8) PRECONDITIONS. As a precondition to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrower agrees to:

      (A) provide the Agent with this Agreement, properly executed;

      (B) provide the Agent with revised schedules to the Loan Agreement;

      (C) provide the Agent with the Second Amended and Restated Revolving Credit Note, each Guaranty and Suretyship Agreement executed by Air Group and WM, the Power of Attorney of Air Group and WM and the Financial Condition Certificate, all properly executed;

      (D) provide the Agent with a certificate of insurance with regard to Air Group and WM in form and substance satisfactory to the Agent;

      (E) provide the Agent with a Certificate of Incorporation of Air Group, WM and WMS Merger Corp. ("Merger Corp."), certified by the Secretary of State of incorporation;

      (F) provide the Agent with Certificates of Good Standing of Air Group, WM and A/S Sub Corp. from their State of incorporation and all States in which each is qualified to do business;

                                                             EXECUTION ORIGINALS

      (G) provide the Agent with a copy of all Warehouse Agreements, Leases and Subleases of Air Group and WM with respect to each location as well as Warehouseman's Agreements and/or Landlord's Agreements with regard thereto in form and substance acceptable to the Agent;

      (H) provide the Agent a list of intellectual property of Air Group and WM including trademarks and trademark applications, patents and patent applications, copyrights and copyright applications, together with a search/abstract relating to the same;

      (I) provide the Agent a certified copies of Certificates of Fictitious/Assumed Names of Air Group, WM and Merger Corp.;

      (J) provide the Agent a certificate from Air Group's and WM's accountant, attorney or actuary delineating existing pension/profit sharing plans, as well as compliance with ERISA;

      (K) provide the Agent a copy of union contracts regarding WM and Air
      Group;

      (L) provide the Agent a summary of all existing litigation of WM and Air Group;

      (M) review by the Agent of all books and records of WM and Air Group as well as all trade references for WM and Air Group;

      (N) provide the Agent with a privity letter from Air Group's and WM's accountant;

      (O) provide the Agent with all documentation with regard to stock issuance with regard to Merger Corp. in favor of Air and Sigma;

      (P) provide the Agent with the WM Acquisition Documents (including, but not limited to, evidence of merger of Merger Corp. with and into WM), the Steel City Subordinated Debt Documents and the Subordination Agreement;

      (Q) provide the Agent all material contracts (including, but not limited to, all employment agreements) and management/option/warrant/shareholder agreements of WM and Air Group;

      (R) provide the Agent with UCC, Federal and State Litigation, Federal and Local Judgment, Bankruptcy, Franchise Tax, Federal and State Tax Lien Searches conducted at the State level in the State where Air Group, WM and Merger Corp. each is incorporated, run against the name of Air Group, WM and Merger Corp. and against the names of all entities which were acquired by or merged into Air Group, WM and Merger Corp.;

      (S) provide the Agent with evidence that Air Group and WM has each established and is maintaining its operating accounts with the Agent;

      (T) receipt and satisfactory review by Agent of most recent interim and annual financial statements and federal and state tax returns of WM and Air Group;

      (U) receipt and satisfactory legal review by Agent of the Federal Acquisition Regulations requirements and customer military contracts to confirm that no offset shall occur with regard to accounts receivable availability based on advanced/progress billings;

      (V) receipt and Satisfactory review by Agent of an Orderly Liquidation Valuation Appraisal of WM's and Air Group's machinery and equipment;

      (W) receipt and satisfactory review by Agent of 1st West investigation;

      (X) receipt by Agent of quarterly and annual projections of WM and Air Group for the immediately succeeding year;

      (Y) receipt by Agent pay-off letter with regard to JPMorgan Chase along with all applicable UCC-3 termination statements;

      (Z) provide the Agent with an opinion of counsel to Borrower and Guarantor in form and substance acceptable to the Agent;

                                                             EXECUTION ORIGINALS

      (AA) provide the Agent with secretary's certificates and resolutions from the Borrower, Guarantor and Merger Corp., in form and substance acceptable to the Agent;

      (BB) pay to the Agent an amendment fee in the amount of $10,000;

      (CC) pay all legal fees incurred by the Agent in entering into this Agreement to Wilentz, Goldman & Spitzer;

      (DD) pay all other fees and costs incurred by the Lenders in entering into this Agreement; and

      (EE) receipt by Agent of foreign credit insurance policy of the WM properly assigned to the Agent.

9) MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without reference to that state's conflicts of law principles. This Agreement, the Loan Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement, the Loan Agreement or the Other Documents. This Agreement, the Loan Agreement and the Other Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement, the Loan Agreement and/or any of the Other Documents, the terms of this Agreement, then the Loan Agreement, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

10) DEFINITIONS. The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement. The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in State of New York.

                                                             EXECUTION ORIGINALS

      IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

ATTEST:                               AIR INDUSTRIES MACHINING, CORP.


By: /s/ DARIO PERAGALLO               By: /s/ LOUIS A. GIUSTO
    -------------------                   --------------------------------------
Name: DARIO PERAGALLO                 Name: LOUIS A. GIUSTO
Title: Secretary                      Title: Vice President


ATTEST:                               SIGMA METALS, INC.


By: /s/ DARIO PERAGALLO               By: /s/ LOUIS A. GIUSTO
    -------------------                   --------------------------------------
Name: DARIO PERAGALLO                 Name: LOUIS A. GIUSTO
Title: Secretary                      Title: Vice President


ATTEST: WELDING METALLURGY, INC. (as successor by merger with WMS Merger Corp.)


By: /s/ DARIO PERAGALLO
    -------------------
Name: DARIO PERAGALLO                 By: /s/ LOUIS A. GIUSTO
Title: Secretary                          --------------------------------------
                                      Name: LOUIS A. GIUSTO
                                      Title: Vice President


ATTEST:                               AIR INDUSTRIES GROUP, INC.
                                      (f/k/a Gales Industries Incorporated)
By: /s/ DARIO PERAGALLO
    -------------------
Name: DARIO PERAGALLO                 By: /s/ LOUIS A. GIUSTO
Title: Secretary                          --------------------------------------
                                      Name: LOUIS A. GIUSTO
                                      Title: Executive Vice President


                                      PNC BANK, NATIONAL ASSOCIATION
                                      Lender and as Agent


                                      By: /s/ A. ROGER CRAIG, JR.
                                          --------------------------------------
                                      Name: A. ROGER CRAIG, JR.
                                      Title: Vice President